UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 24, 2009

ESCALADE, INCORPRATED

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-6996	13-2739290

(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Ave, Evansville, Indiana	47711

(Address of Principal Executive Offices)	(Zip Code)

(812) 467-1334

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.   Results of Operations and Financial Condition.

          On March 27, 2009, Escalade, Incorporated (“Escalade”) issued the press release attached hereto as Exhibit 99.1 announcing financial information regarding Escalade’s fourth fiscal quarter and fiscal year ended December 27, 2008. The information hereunder, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 8 – Other Events

Item 8.01.   Other Events.

          On March 24, 2009, Escalade signed a commitment letter with JPMorgan Chase Bank, N.A. (“Chase”), the company’s lender, for a new senior secured revolving credit facility in the maximum amount of $50.0 million and, through Chase’s London branch, a senior secured revolving credit facility in the maximum amount of 3.0 million EURO. The credit facility is to extend through May 17, 2010 provided the Company is in compliance with the stated financial covenants. Upon entry into the definitive new loan agreements, the Company’s existing covenant violations under its existing credit facilities with JP Morgan Chase will be waived.

          In connection with signing the commitment letter, on March 25, 2009, Escalade issued the press release attached hereto as Exhibit 99.2, which press release shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description

99.1	Press release dated March 27, 2009

99.2	Press release dated March 25, 2009

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Escalade, Incorporated has duly caused this report to be signed on its behalf in Evansville, Indiana by the undersigned hereunto duly authorized.

Date: March 29, 2009	ESCALADE, INCORPORATED

	By:	/s/ Deborah J. Meinert

Vice President and Chief Financial Officer